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                                                                   EXHIBIT 4-B-3
                                                                   -------------

                              HARTMARX CORPORATION

                   10 7/8% Senior Subordinated Notes Due 2002

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                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of ____________, 2001

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                             BANK ONE, COLUMBUS, NA

                                     Trustee

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Supplementing the Indenture of Trust dated as of March 15, 1994 between Hartmarx
Corporation, a Delaware corporation (the "Company") and Bank One, Columbus, NA, a national banking association (the "Trustee"), successor to Bank One Wisconsin Trust Company, NA, a national banking association.

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              THIS FIRST SUPPLEMENTAL INDENTURE OF TRUST, dated as of October
30, 2001 made by and between,

              HARTMARX CORPORATION, a Delaware corporation (the "Company"); and

              BANK ONE, COLUMBUS, NA, national banking association duly organized and existing under the laws of the United States of America, successor trustee to Bank One Wisconsin Trust Company, NA (the "Trustee").

                              W I T N E S S E T H:

              WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture dated as of March 15, 1994; and

              WHEREAS, pursuant to the Indenture, the $100,000,000 10 7/8% Senior Subordinated Notes (the "Securities") were issued by the Company; and

              WHEREAS, the Company desires to amend the Indenture in certain respects; and

              WHEREAS, the required consent of the Holders of the Securities for such amendment have been obtained; and

              WHEREAS, in order to amend the Indenture in certain respects, it is necessary for the Company and the Trustee to enter into this First Supplemental Indenture; and

              WHEREAS, all requirements and conditions prescribed by law for the validity of this First Supplemental Indenture as a binding and legal instrument have been satisfied and fulfilled and the execution and delivery of this First Supplemental Indenture have been duly authorized.

              NOW, THEREFORE, in consideration of the premises and the sum of One Dollar ($1.00) in hand paid by each of the parties to the other upon the execution of this First Supplemental Indenture, receipt of which is hereby acknowledged, the Company and the Trustee have entered into, executed and delivered this First Supplemental Indenture for the benefit and protection of the Holders and for the uses and purposes hereinafter expressed as follows:

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                                    ARTICLE I

                             Amendment of Indenture
                             ----------------------

              Section 1.1 Section 4.3(b), clause (6) is amended in its entirety to read as follows:

                      (6) Debt in an aggregate principal amount which, together
              with all other Debt of the Company then outstanding (other than Debt permitted by clauses (1) through (5) of this Section) does not exceed $20,000,000.

              Section 1.2 Section 4.4, clause (7) is amended in its entirety to read as follows:

                      (7) Debt and Preferred Stock in an aggregate principal
              amount which, together with all other Debt and Preferred Stock of Subsidiaries then outstanding (other than Debt or Preferred Stock permitted by clauses (1) through (6) of this Section) does not exceed $20,000,000.

              Section 1.3 New Section 4.11 is added as follows:

                      SECTION 4.11 Purchase of Securities or Redemption
                                   ------------------------------------
     Following Issuance of Debt Pursuant to Section 4.3(b)(6) or Section 4.4(7).
     --------------------------------------------------------------------------
     In the event that after September 30, 2001, the Company, or any Subsidiary, shall issue any Debt to be secured by mortgages liens on real estate owned by the Company or any Subsidiary (the "Mortgage Debt"), Company shall during the period commencing on the date of the Company's (or such Subsidiary's) receipt of the net proceeds of such Mortgage Debt and ending on December 21, 2001 (the "Mortgage Redemption Period") utilize the net proceeds of such Mortgage Debt to purchase the Securities, either in the open market or in private transactions, provided, that, during the period December 16, 2001 - December 21, 2001, the Company shall not refuse an offer to purchase the Securities at 100% of the principal amount thereof, plus accrued interest, provided further, that nothing herein shall require the Company to purchase any Securities during the Mortgage Redemption Period in an amount in excess of the net proceeds of such Mortgage Debt.


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                                   ARTICLE II

                                  Miscellaneous
                                  -------------

              Section 2.1 Applicability of Original Indenture. This First
                          -----------------------------------
Supplemental Indenture shall be construed in connection with and as part of the Indenture, and all terms, conditions and covenants contained in the Indenture, except as herein expressly modified, are hereby ratified, approved and confirmed and shall remain in full force and effect.

              Section 2.2 Counterparts. This First Supplemental Indenture may be
                          ------------
executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

              Section 2.3 Effective Date. This First Supplemental Indenture
                          --------------
shall be dated as of October 30, 2001, and its terms and provisions shall apply from the date of its execution thereof.

              Section 2.4 Successors and Assigns. This First Supplemental
                          ----------------------
Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              Section 2.5 Definition of Terms. For all purposes of this First
                          -------------------
Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the terms and expressions used in this First Supplemental Indenture shall have the same meaning as the corresponding terms and expressions used in the Indenture.

              Section 2.6 Headings. Section headings used in this First
                          --------
Supplemental Indenture are for convenience of reference only and are not part of this First Supplemental Indenture for any other purpose.

                  [Remainder of page intentionally left blank.]


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              IN WITNESS WHEREOF, the parties have caused this First
Supplemental Indenture to be duly executed as of the date first written above.

                                          HARTMARX CORPORATION



                                          By: /s/ Glenn R. Morgan
                                              --------------------------------
                                          Name: Glenn R. Morgan

Attest:                                   Title:  Executive Vice President &
                                                  Chief Financial Officer

/s/ Taras R. Proczko
------------------------------
Name: Taras R. Proczko
Title:   Secretary

                                          BANK ONE, COLUMBUS, NA



                                          By: /s/ R. Johnson
                                              --------------------------------
                                              Name: Renee Johnson
Attest:                                       Title:   Authorized Officer

/s/ J. Morand
------------------------------
Name: J. Morand
Title:   Assistant Secretary


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